EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the common stock of Kyverna Therapeutics, Inc. is filed on behalf of each of us.

Dated: February 17, 2026

Northpond Ventures III, LP

By:

Northpond Ventures III GP, LLC

Its:

General Partner

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: Authorized Signatory

Northpond Ventures III GP, LLC

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: Authorized Signatory

Northpond Ventures, LP

By:

Northpond Ventures GP, LLC

Its:

General Partner

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: Authorized Signatory

Northpond Ventures GP, LLC

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: Authorized Signatory

NPV Listed, LLC

By:

Northpond Ventures, LLC

Its:

Manager

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: CFO, Partner

Northpond Ventures, LLC

By:

/s/ Patrick Smerkers

Name: Patrick Smerkers

Title: CFO, Partner

Michael P. Rubin

/s/ Michael P. Rubin